HEI Exhibit 99
NEWS RELEASE
May 5, 2020

Contact:	Julie R. Smolinski	Telephone: (808) 543-7300
	Director, Investor Relations & Strategic Planning	E-mail: ir@hei.com

HEI REPORTS FIRST QUARTER 2020 RESULTS

1Q 2020 Diluted Earnings Per Share (EPS)1 of $0.31
Focused on Supporting Our Customers and Communities, Contributing to Hawaii’s Recovery
Solid Liquidity Enterprise-wide

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the first quarter of 2020 of $33.4 million and EPS of $0.31 compared to $45.7 million and EPS of $0.42 for the first quarter of 2019.
“Hawaii is facing an unprecedented challenge from the COVID-19 pandemic, and we’re especially mindful of the essential roles our companies play,” said Constance H. Lau, president and CEO of HEI. “Through our utility, we provide reliable electricity to keep our hospitals, homes and essential businesses running, and through our bank, we help ensure that money keeps flowing through our economy. I’m proud of the dedication of our employees in continuing to provide these essential services to our customers and communities throughout this challenging time, even with personal risk to themselves and their families.
“HEI entered this crisis in a strong financial position, and that has served us well to weather the challenges of COVID-19. We’ve also taken steps to further enhance our strong liquidity position, which has further enabled our companies to implement a number of programs to support our customers and communities through this uncertain time. We’re also focused on how we can help support and advance our state’s recovery, and we continue to partner with stakeholders to progress clean energy projects and identify opportunities to rebuild our economy with Hawaii’s green economy goals in mind.
“American Savings Bank’s results reflect solid execution and good loan and deposit growth as the team kicked off 2020, however an increase in the allowance for credit losses was necessary to reflect the
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1  Unless otherwise indicated, throughout this release earnings per share (EPS) refers to diluted earnings per share.

challenges customers face due to the economic crisis that began towards quarter end. The bank’s healthy capital and liquidity position has enabled it to help customers and the community move toward recovery, particularly through helping customers and non-customers obtain needed funding under the Small Business Administration’s Paycheck Protection Program. We are proud that American secured over $300 million in federal loans to approximately 2,500 small businesses employing roughly 40,000 in the first authorization, and that Hawaii banks in total obtained funding for 78% of our state’s eligible payrolls. American remains focused on helping our customers through this challenging time and supporting our state as we move toward recovery.” said Lau.

HAWAIIAN ELECTRIC COMPANY EARNINGS
        Hawaiian Electric Company’s (Hawaiian Electric) net income for the first quarter of 2020 was $23.9 million, compared to $32.1 million in the first quarter of 2019, primarily driven by the following after-tax items:
•$3 million revenue increase resulting from higher rate adjustment mechanism (RAM) revenues, including $2 million from Hawaiian Electric (Oahu), and $1 million total from Maui Electric (Maui County) and Hawaii Electric Light (Hawaii Island);
•$1 million revenue increase from recovery of the West Loch project and Grid Modernization projects under the major project interim recovery (MPIR) mechanism; and
•$1 million lower interest expense due to debt refinancings in 2019 at lower rates.
These items were more than offset by the following after-tax items:
•$7 million higher operations and maintenance expenses compared to the first quarter of 2019, primarily due to $2 million higher bad debt expense due to the economic impact of the COVID-19 pandemic on customers, the absence of a one-time net income benefit recorded in the first quarter of 2019 related to the Public Utilities Commission granting deferral treatment of certain previously-incurred expenses to modify existing generating units on Maui, an increase in vegetation management work and higher outside services costs related to customer service operations and energy management systems;
•$1 million higher depreciation expense due to increasing investments for the integration of more renewable energy, improved customer reliability and greater system efficiency;
•$1 million due to the absence of the performance incentive received in 2019 for procurement of renewable resources;

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Note:  Amounts indicated as after-tax in this earnings release are based upon adjusting items using the current year composite statutory tax rates of 25.75% for the utilities and 26.79% for the bank.

•$1 million due to revenues received for mutual assistance work reimbursement in 2019; and
•$1 million due to lower allowance for funds used during construction as there were fewer long-duration projects in construction work in progress in 2020.

AMERICAN SAVINGS BANK EARNINGS
American Savings Bank’s (American) first quarter 2020 net income was $15.8 million compared to $28.2 million in the fourth, or linked quarter of 2019, which included an after tax gain of $7.7 million2 related to the sales of former properties, net of exit costs to transition to American’s new campus, and $20.8 million in the first quarter of 2019. The decrease in net income compared to the linked and prior year quarters reflects a higher provision for credit losses due to additional credit loss reserves related to
COVID-19, and, compared to the linked quarter, lower noninterest income due to the aforementioned gain on sale of properties.
Total loans were $5.2 billion as of March 31, 2020, up 4.7% annualized from December 31, 2019, driven mainly by increases in the commercial and commercial real estate portfolios, offset by reductions in the retail loan portfolios.
Total deposits were $6.4 billion as of March 31, 2020, an increase of 7.1% annualized from December 31, 2019. The average cost of funds was 0.24% for the quarter, down two basis points versus the linked quarter and down seven basis points versus the prior year quarter.
Overall, American’s return on average equity3 for the first quarter of 2020 was 9.1%, compared to 16.5% in the linked quarter and 13.1% in the first quarter of 2019. Return on average assets was 0.87% for the first quarter of 2020, compared to 1.58% in the linked quarter and 1.18% in the same quarter last year. Return on average equity and return on average assets for the linked quarter were elevated as a result of the previously mentioned net gain on sale of properties.
Please refer to American’s news release issued on April 30, 2020 for additional information on American.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $6.2 million for the first quarter of 2020 compared to $7.3 million in the prior year quarter. The lower net loss was primarily due to lower corporate expenses.
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2  The after-tax gain on sale of properties and the after-tax campus transition costs for the fourth quarter of 2019 were $7.9 million and $0.2 million, respectively.
3   Bank return on average equity calculated using weighted average daily common equity.

BOARD MAINTAINS QUARTERLY DIVIDEND
        On May 4, 2020, the Board of Directors maintained HEI’s quarterly cash dividend of $0.33 per share payable on June 10, 2020, to shareholders of record at the close of business on May 22, 2020 (ex-
dividend date is May 21, 2020). This quarterly dividend is equivalent to an annual rate of $1.32 per share. Dividends have been paid on an uninterrupted basis since 1901. At the indicated annual dividend rate and based on the closing price per share on May 4, 2020 of $38.32, HEI’s dividend yield is 3.4%.

HEI EARNINGS RELEASE, HEI WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND 2020 GUIDANCE
HEI will conduct a webcast and conference call to review its consolidated earnings, including American’s earnings, and 2020 earnings guidance and outlook at 7:30 a.m. Hawaii time (1:30 p.m. Eastern time) on Tuesday, May 5, 2020.
 Interested parties within the United States may listen to the conference by calling (844) 834-0652 and international parties may listen to the conference by calling (412) 317-5198. Parties may also access any presentation materials for the conference call and/or listen to the conference call by accessing the webcast on HEI’s website at www.hei.com under the “Investor Relations” section, sub-heading “News and Events – Events and Presentations.”
HEI and Hawaiian Electric intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website at www.hei.com in addition to following HEI’s, Hawaiian Electric’s and American’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings.
An on-line replay of the May 5, 2020 webcast will be available on HEI’s website beginning about two hours after the event. Audio replays of the conference call will also be available approximately two hours after the event through May 19, 2020 by dialing (877) 344-7529 or (412) 317-0088 and entering passcode 10142250.
HEI supplies power to approximately 95% of Hawaii’s population through its electric utility, Hawaiian Electric; provides a wide array of banking and other financial services to consumers and businesses through American, one of Hawaii’s largest financial institutions; and helps advance Hawaii’s clean energy and sustainability goals through investments by its non-regulated subsidiary, Pacific Current, LLC.

FORWARD-LOOKING STATEMENTS
        This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2019 and HEI’s and Hawaiian Electric’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and HEI’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the release, report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended March 31,
(in thousands, except per share amounts)	2020	2019
Revenues
Electric utility	$597,442	$578,495
Bank	79,738	83,052
Other	6	68
Total revenues	677,186	661,615
Expenses
Electric utility	553,484	521,935
Bank	60,335	56,930
Other	3,665	4,813
Total expenses	617,484	583,678
Operating income (loss)
Electric utility	43,958	56,560
Bank	19,403	26,122
Other	(3,659)	(4,745)
Total operating income	59,702	77,937
Retirement defined benefits expense—other than service costs	(934)	(763)
Interest expense, net—other than on deposit liabilities and other bank borrowings	(21,775)	(23,123)
Allowance for borrowed funds used during construction	688	1,078
Allowance for equity funds used during construction	2,015	2,910
Income before income taxes	39,696	58,039
Income taxes	5,803	11,878
Net income	33,893	46,161
Preferred stock dividends of subsidiaries	473	473
Net income for common stock	$33,420	$45,688
Basic earnings per common share	$0.31	$0.42
Diluted earnings per common share	$0.31	$0.42
Dividends declared per common share	$0.33	$0.32
Weighted-average number of common shares outstanding	109,051	108,913
Weighted-average shares assuming dilution	109,365	109,268
Net income (loss) for common stock by segment
Electric utility	$23,905	$32,126
Bank	15,761	20,839
Other	(6,246)	(7,277)
Net income for common stock	$33,420	$45,688
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$51,632	$54,929
Return on average common equity (twelve months ended)	9.2%	9.7%

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended March 31,
($ in thousands, except per barrel amounts)	2020	2019
Revenues	$597,442	$578,495
Expenses
Fuel oil	173,221	160,609
Purchased power	139,816	134,445
Other operation and maintenance	127,547	118,130
Depreciation	55,850	53,947
Taxes, other than income taxes	57,050	54,804
Total expenses	553,484	521,935
Operating income	43,958	56,560
Allowance for equity funds used during construction	2,015	2,910
Retirement defined benefits expense—other than service costs	(381)	(703)
Interest expense and other charges, net	(16,594)	(17,986)
Allowance for borrowed funds used during construction	688	1,078
Income before income taxes	29,686	41,859
Income taxes	5,282	9,234
Net income	24,404	32,625
Preferred stock dividends of subsidiaries	229	229
Net income attributable to Hawaiian Electric	24,175	32,396
Preferred stock dividends of Hawaiian Electric	270	270
Net income for common stock	$23,905	$32,126
Comprehensive income attributable to Hawaiian Electric	$23,931	$32,150
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,496	1,424
Hawaii Electric Light	252	245
Maui Electric	258	247
	2,006	1,916
Average fuel oil cost per barrel	$80.78	$80.39
Return on average common equity (twelve months ended)[1]	7.4%	7.8%

This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.
1 Simple average.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended
($ in thousands)	March 31, 2020	December 31, 2019	March 31, 2019
Interest and dividend income
Interest and fees on loans	$55,545	$57,892	$57,860
Interest and dividends on investment securities	9,430	7,160	10,628
Total interest and dividend income	64,975	65,052	68,488
Interest expense
Interest on deposit liabilities	3,587	3,907	4,252
Interest on other borrowings	313	249	528
Total interest expense	3,900	4,156	4,780
Net interest income	61,075	60,896	63,708
Provision for credit losses	10,401	5,607	6,870
Net interest income after provision for credit losses	50,674	55,289	56,838
Noninterest income
Fees from other financial services	4,571	4,830	4,562
Fee income on deposit liabilities	5,113	5,475	5,078
Fee income on other financial products	1,872	1,378	1,593
Bank-owned life insurance	794	1,378	2,259
Mortgage banking income	2,000	1,863	614
Gain on sale of real estate	—	10,762	—
Other income, net	413	654	458
Total noninterest income	14,763	26,340	14,564
Noninterest expense
Compensation and employee benefits	25,777	26,383	25,512
Occupancy	5,267	5,429	4,670
Data processing	3,837	3,953	3,738
Services	2,809	2,378	2,426
Equipment	2,339	2,344	2,064
Office supplies, printing and postage	1,341	1,192	1,360
Marketing	802	1,035	990
FDIC insurance	102	(45)	626
Other expense	4,194	3,537	3,854
Total noninterest expense	46,468	46,206	45,240
Income before income taxes	18,969	35,423	26,162
Income taxes	3,208	7,193	5,323
Net income	$15,761	$28,230	$20,839
Comprehensive income	$35,608	$33,300	$27,091
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.87	1.58	1.18
Return on average equity	9.15	16.45	13.09
Return on average tangible common equity	10.39	18.69	15.03
Net interest margin	3.72	3.74	3.99
Efficiency ratio	61.27	52.97	57.80
Net charge-offs to average loans outstanding	0.44	0.41	0.39
As of period end
Nonaccrual loans to loans receivable held for investment	0.90	0.58	0.83
Allowance for loan losses to loans outstanding	1.49	1.04	1.12
Tangible common equity to tangible assets	8.3	8.6	8.1
Tier-1 leverage ratio	8.8	9.1	8.7
Total capital ratio	13.9	14.3	13.9
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$28.0	$9.0	$18.0

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.